Exhibit 99.1

FOR IMMEDIATE RELEASE

Cytocom, Inc. Reports Second Quarter 2021 Financial Results

-All-stock merger transaction between legacy Cleveland BioLabs and legacy Cytocom recently completed; Cytocom, Inc. common stock trading on Nasdaq as “CBLI”-

-Well financed allowing multiple clinical programs that could drive near-term inflection points-

-Research alliance with La Jolla Institute for Immunology to accelerate immune-modulating drug development-

-Conference call scheduled for Monday August 16 2021 at 8:30 a.m. ET

FORT COLLINS, Colo., August 16, 2021 /PRNewswire/ -- Cytocom, Inc. (Nasdaq: CBLI), a leading biopharmaceutical company creating next-generation immune therapies for serious medical conditions that induce immune restoration and homeostasis, today reported recent corporate updates and financial results for the Company for the second quarter ended June 30, 2021, a period of time prior to the completion of the merger between legacy Cleveland BioLabs and the formerly private Cytocom Inc. Following the completion of the merger on July 27, 2021, Cytocom, Inc. emerged as a publicly traded entity.

“The first half of 2021 and recent weeks have demonstrated management's commitment to driving shareholder value by executing transactions that have been transformative for Cytocom,” stated Michael K. Handley, President and CEO of Cytocom. “Following the successful merger between legacy Cleveland BioLabs and the formerly private Cytocom Inc., we believe we are well financed and positioned to become a dominant player in the field of immune-modulation, with one of the largest platforms of toll-like receptors in the biopharmaceuticals industry.”

Mr. Handley commented, “Our clinical- and development-stage pipeline has never been stronger and showcases greatly enhanced drug development capabilities that should drive future growth. A research alliance with the La Jolla Institute of Immunology will harness Cytocom’s pipeline of next-generation immunotherapies to advance discovery work that could add new assets to a pipeline already exploring eight drug candidates across 21 indications. By mid-2022, we expect to be enrolling patients in several clinical trials, including a Phase 3 trial for our lead drug candidate, CYTO-201, in pediatric Crohn’s disease, Phase 1b/2 trials for CYTO-205 as a treatment for acute and ‘long-haul’ COVID-19 and a Phase 1b/2 clinical trial for CYTO-401 in pancreatic cancer.”

Mr. Handley continued, “Beyond our clinical-stage assets, we are exploring opportunities for the immune-stimulatory toll-like receptor 5 agonist, entolimod, and its next-generation molecule, GP532. These were the core assets inherited from Cleveland BioLabs and our team is already at work devising a plan to develop entolimod/GP532 for the multibillion-dollar hematologic market, specifically as a treatment for chronic or acute neutropenia and anemia in cancer patients. We anticipate a clinical trial could initiate later this year.”

Recent Corporate Updates:

●	The Company’s common stock began trading on Nasdaq under the post-merger name, Cytocom, Inc., with the current ticker symbol "CBLI" at the opening bell on July 28, 2021.
●	Secured commitments for capital with agreements providing for $90 million in debt and equity financing to continue advancing the Company’s product pipeline.
o	Financing led by $75 million equity commitment from GEM Global Yield LLC SCS and joined by $17 million debt and equity financing from Avenue Capital and Adit Ventures.
●	The merger created an immunotherapy company with 21 development- and clinical-stage programs across eight different assets.

o	The merger joined two companies, each harnessing a different and promising technology focused on delivering immune therapies for oncology, emerging viruses and other indications. With Cytocom’s TLR4 and TLR9 antagonists, and the TLR5 agonists, entolimod and GP532, Cytocom now has one of the largest platforms of toll-like receptors (TLR) in the biopharmaceutical industry.
●	Research alliance with La Jolla Institute for Immunology to leverage world-class research infrastructure and Cytocom’s proprietary AIMS™ discovery platform to research potential new immune-modulating agents for the treatment of cancer, emerging viruses, autoimmune disorders, and hematological diseases.
●	Advance clinical programs for Crohn’s disease, anemia/neutropenia, COVID-19 and pancreatic cancer.
o	Productive end-of-Phase 2 meeting completed for CYTO-201 in pediatric Crohn’s disease; Patient enrollment in Phase 3 trial expected to begin by year-end 2021.
o	Reviewing the research and development pipeline inherited from Cleveland BioLabs. The Company plans to evaluate ongoing development requirements and medical needs of the toll-like receptor 5 agonist, entolimod, in radiation emergencies.
o	Exploring new indications for entolimod and we are excited about the potential for toll-like receptor 5 agonists in treating neutropenia and anemia in cancer patients.
o	Completed Type C meeting for clinical trial exploring CYTO-401 in late-stage, non-resectable pancreatic cancer patients expected in the first half of 2022.
o	Phase 1b/2 trials for CYTO-205 in acute and post-acute COVID-19 expected to enroll patients by year-end 2021.

Mr. Handley concluded, “In terms of our financial and cash position, Cytocom is well capitalized. The commitments for $90 million in debt and equity financing from GEM Global Yield LLC SCS, Avenue Capital, and Adit Ventures should provide capital to advance growth initiatives, further development of the company's internal pipeline, and allow us to build on the momentum of recent weeks. Our listing on Nasdaq should raise our visibility among the investment community and public markets, enhance trading liquidity and drive long-term shareholder value.”

Second Quarter Financial Results:

●	The Company did not generate revenue during the second quarter of 2021, compared to $0.06 million in revenue for the second quarter of 2020. The decrease was attributable to the cessation of revenue from the Company’s Joint Warfighter Medical Research Program contract from the Department of Defense (DoD) for the continued development of entolimod as a medical radiation countermeasure, the cessation of revenue from the Company's Peer Reviewed Medical Research Program from the DoD for clinical development of entolimod as a medical radiation countermeasure, and the cessation of revenue from its service contract with Incuron.
●	Research and development costs for the second quarter of 2021 decreased to $0.05 million compared to $0.17 million for the second quarter of 2020. The reduction in research and development costs was due to a $0.12 million decrease in expenses related to the biodefense applications of entolimod.
●	General and administrative costs for the second quarter of 2021 increased to $0.6 million compared to $0.5 million for the second quarter of 2020. This increase was primarily attributable to a $0.1 million increase in legal and professional fees arising from the merger.
●	Net loss for the quarter ended June 30, 2021, increased to $(0.7) million, excluding minority interests, for the second quarter of 2021, or $(0.04) per share, compared to a net loss, excluding minority interests, of $(0.4) million, or $(0.03) per share, for the same period in 2020. The increase in net loss was primarily due to a reduction in other income attributable to a one-time event experienced in 2020, an increase in general and administrative costs, and reduced revenue, partially offset by a reduction in research and development expenses, and a decrease in the non-cash adjustment to the Company’s warrant liabilities.
●	The Company has approximately $23 million in cash on hand and expects its cash position to increase to $30 million by the end of August 2021 with commitments to an additional $60 million under the Company’s debt and equity arrangements with GEM Global Yield LLC SCS and Avenue Venture Opportunities Fund, L.P. The Company believes this, and other capital sources are sufficient to fund the continued advancement of the Company’s clinical-stage pipeline and drive Cytocom toward multiple value infection points.

Conference Call and Webcast Details

Cytocom will host a conference call and live audio webcast Monday, August 16, at 8:30 a.m. ET to discuss these financial results and provide a business update.

Date:	Monday, August 16, 2021
Time:	8:30 a.m. ET
Telephone Access (US):	833-317-6003
Telephone Access (International):	412-317-6061
Access Code for All Callers:	3735775

A live webcast and audio archive for the event may be accessed from the “Investors” section of the Cytocom website at  https://www.cytocom.com/investors/. A replay of the webcast will be archived on the website for 90 days beginning at approximately 10:00 a.m. ET, on August 16, 2021.

About Cytocom

Cytocom, Inc. is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. The company also has one of the largest platforms of toll-like receptors (TLR4, TLR5 and TLR9) in the biopharmaceutical industry, addressing conditions such as radiation sickness and cancer treatment side effects. Cytocom is developing therapies designed to elicit directly within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Specifically, Cytocom has several clinical-stage development programs for Crohn’s disease, hematology, pancreatic cancer, and COVID-19 in addition to expansion to fibromyalgia and multiple sclerosis. To learn more about Cytocom, Inc., please visit www.cytocom.com.

Forward Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company's expected clinical development timeline for the Company's product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "should," "estimate," "expect," "intend," "may," "plan," "project," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company's control. The company’s actual future results may differ materially from those discussed here for various reasons. The company discusses many of these risks under the heading "Risk Factors" in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger between Cleveland BioLabs and Cytocom; unexpected costs, charges or expenses resulting from the merger; the Company's need for additional financing to meet the Company's business objectives; the Company's history of operating losses; the Company's ability to successfully develop, obtain regulatory approval for, and commercialize the Company's products in a timely manner; the Company's plans to research, develop and commercialize the Company's product candidates; the Company's ability to attract collaborators with development, regulatory and commercialization expertise; the Company's plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company's reliance on third-party manufacturers of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to serve those markets; the rate and degree of market acceptance of the Company's product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of the Company's third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the Company's ability to attract and retain key scientific or management personnel; the Company's historical reliance on government funding for a significant portion of the Company's operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over the Company's company by the Company's largest individual stockholder; the impact of the novel coronavirus ("COVID-19") pandemic on the Company's business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; the Company's ability to obtain and maintain intellectual property protection for the Company's product candidates; the Company's potential vulnerability to cybersecurity breaches; and other factors discussed in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Cytocom, Inc.

Nichol Ochsner

Senior V.P. Investor Relations and Corporate Communications

(732) 754-2545

nichol.ochsner@cytocom.com

Tiberend Strategic Advisors, Inc.

Maureen McEnroe, CFA (Investors)

(212) 375-2664

mmcenroe@tiberend.com

Johanna Bennett (Media)

(212) 375-2686

jbennett@tiberend.com

CYTOCOM, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,776,955	$1,946,418
Short-term investments	—	324,870
Accounts receivable	—	11,512
Other current assets	46,825	31,506
Total current assets	3,046,733	2,314,306
Equipment, net	4,954	3,715
Other long-term assets	—	—
Total assets	$13,828,734	$2,318,021
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,503	$167,773
Accrued expenses	240,120	136,838
Total current liabilities	300,623	304,611
Stockholders’ deficit:
Total Cytocom, Inc. stockholders’ equity (deficit)	8,569,489	(2,960,055)
Noncontrolling interest in stockholders’ equity	4,958,622	4,973,465
Total stockholders’ equity	13,528,111	2,013,410
Total liabilities and stockholders’ equity	$13,828,734	$2,318,021

See Notes to Consolidated Financial Statements

CYTOCOM, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Grants and contracts	$—	$63,255	$—	$219,297
Operating expenses:
Research and development	51,515	170,007	169,773	388,215
General and administrative	617,722	485,439	1,050,726	867,605
Total operating expenses	669,237	655,446	1,220,499	1,255,820
Loss from operations	(669,237)	(592,191)	(1,220,499)	(1,036,523)
Other income (expense):
Interest and other income	2,295	508, 811	6,210	511,711
Foreign exchange gain (loss)	(152)	(780)	(10)	(387)
Change in value of warrant liability	—	(292,385)	—	(453,074)
Total other income	2,143	215,646	6,200	58,250
Net loss	(667,094)	(376,544)	(1,214,299)	(978,272)
Net loss attributable to noncontrolling interests	7,588	6,707	16,695	19,903
Net loss attributable to Cytocom, Inc.	$(659,506)	$(369,838)	$(1,197,604)	$(958,370)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.04)	$(0.03)	$(0.08)	$(0.08)
Weighted average number of shares used in calculating net loss per share, basic and diluted	15,468,945	11,947,364	14,847,980	11,651,761

See Notes to Consolidated Financial Statements

CYTOCOM, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2021	2020
Net cash used in operating activities	$(1,223,547)	$(902,004)
Net cash provided by investing activities	323,111	43,245
Net cash provided by financing activities	12,723,288	3,165,640
Effect of exchange rate change on cash and equivalents	7,685	(23,695)
Increase in cash and cash equivalents	11,830,537	2,283,186
Cash and cash equivalents at beginning of period	1,946,418	1,126,124
Cash and cash equivalents at end of period	$13,776,955	$3,409,310

See Notes to Consolidated Financial Statements